Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
JANUARY 27, 2009

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MEDIA CONTACT: JIM GIPSON DIRECTOR – MEDIA RELATIONS (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION PROVIDES OPERATIONAL
AND FINANCIAL UPDATE

Full Year 2008 Average Daily Production of 2.3 Bcfe Per Day Increases 18% over
Full Year 2007 Average Daily Production; Sets Record for 19th Consecutive Year

Chesapeake Reports Preliminary Estimate of Year-End 2008 Proved Reserves of
Approximately 12.1 Tcfe on 1.2 Tcfe Of Net Reserves Additions;
Reports Reserve Replacement Rate of 239%

Company Anticipates Recording After-Tax Non-Cash Asset Impairment
Charges of Approximately $1.8 Billion for 2008 Fourth Quarter

Company Provides Update on Recent Haynesville Shale Drilling
Results and Hedging Positions

OKLAHOMA CITY, OKLAHOMA, JANUARY 27, 2009 – Chesapeake Energy Corporation (NYSE:CHK) today provided an operational and financial update in which it reported daily production for the 2008 fourth quarter averaged 2.32 billion cubic feet of natural gas equivalent (bcfe), flat compared to the 2.32 bcfe produced per day in the 2008 third quarter and an increase of 97 million cubic feet of natural gas equivalent (mmcfe), or 4%, over the 2.22 bcfe produced per day in the 2007 fourth quarter.  Adjusted for the company’s year-end 2007, 2008 second quarter and 2008 third quarter VPP property sales of 55, 47 and 47 mmcfe per day, respectively, and the company’s sale of Woodford Shale and Fayetteville Shale properties producing 47 and 45 mmcfe per day, respectively, Chesapeake’s sequential and year-over-year production growth rates were 2% and 14%, respectively.  In addition, voluntary production cutbacks due to low wellhead natural gas prices totaled approximately 65 mmcfe per day during the 2008 fourth quarter.

Chesapeake’s average daily production for the 2008 fourth quarter consisted of 2.13 billion cubic feet of natural gas (bcf) and 30,956 barrels of oil and natural gas liquids (bbls).  The company’s 2008 fourth quarter production of 213 bcfe was comprised of 196 bcf (92% on a natural gas equivalent basis) and 2.848 million barrels of oil and natural gas liquids (mmbbls) (8% on a natural gas equivalent basis).

Chesapeake’s daily production for the full year 2008 averaged 2.30 bcfe, an increase of 346 mmcfe, or 18%, over the 1.96 bcfe of daily production for the full year 2007.  Chesapeake’s full year 2008 production of 843 bcfe was comprised of 775 bcf (92% on a natural gas equivalent basis) and 11.220 mmbbls (8% on a natural gas equivalent basis).  The company’s growth rate for its full year 2008 natural gas production was 18% and its growth rate for full year 2008 oil production was 14%. The full year 2008 was Chesapeake’s 19th consecutive year of sequential production growth.

Company Reports Preliminary Estimate of Year-End 2008 Proved Reserves
of Approximately 12.1 Tcfe

Chesapeake reported a preliminary estimate of year-end 2008 proved reserves of approximately 12.1 trillion cubic feet of natural gas equivalent (tcfe), an increase of approximately 1.2 tcfe, or 11%, over its year-end 2007 estimated proved reserves of 10.9 tcfe.  During 2008, Chesapeake sold approximately 740 bcfe of proved reserves and replaced 843 bcfe of production with approximately 2.8 tcfe of net new proved reserves for a net proved reserve replacement rate after sales and production of approximately 239%.

Company Anticipates Recording After-Tax Non-Cash Asset Impairment Charges of
Approximately $1.8 Billion for the 2008 Fourth Quarter

Based on lower commodity prices at December 31, 2008, Chesapeake anticipates reporting an after-tax, non-cash impairment charge to natural gas and oil properties of approximately $1.7 billion for the 2008 fourth quarter.  The company’s proved reserves at December 31, 2008 were estimated using field differential adjusted prices of $5.12 per thousand cubic feet of natural gas (mcf) (based on a NYMEX year-end price of $5.71 per mcf) and $41.60 per bbl (based on a NYMEX year-end price of $44.61 per bbl).  The company accounts for natural gas and oil properties using the full cost method of accounting, which limits the amount of costs the company can capitalize and requires the company to incur a ceiling test impairment charge if the carrying value of natural gas and oil assets in the evaluated portion of the company’s full cost pool exceeds the sum of the present value of expected future cash flows of proved reserves using a 10% pre-tax discount rate based on constant pricing and cost assumptions and the present value of certain natural gas and oil hedges.

Additionally, Chesapeake anticipates reporting an after-tax, non-cash impairment charge to certain investments and other fixed assets of approximately $0.1 billion for the 2008 fourth quarter to reflect lower asset valuation estimates at December 31, 2008.  The company will disclose final impairment charges when it reports its 2008 fourth quarter and full year financial and operational results on February 17, 2009.

Haynesville Shale Drilling Activity Update

The company continues to experience attractive drilling results in the Haynesville Shale play in Northwest Louisiana and East Texas.  The company’s last seven horizontal wells have had gross initial production or test rates averaging approximately 16 mmcfe per day and its two most recent wells, which are currently waiting on pipeline connection, tested in excess of 22 mmcfe per day.  Chesapeake is currently operating 20 rigs in the play and anticipates operating an average of approximately 25 rigs in the play during 2009.

Hedging Positions Updated; Virtually All 2009 “Knockout” Swaps Eliminated

To provide further downside price protection from a weak natural gas market, Chesapeake has modified its hedging position since its previous update on December 7, 2008.  The following tables summarize Chesapeake’s open hedge positions through swaps and collars as of January 27, 2009.  Depending on changes in natural gas and oil futures markets and management’s view of underlying natural gas and oil supply and demand trends, Chesapeake may either increase or decrease its hedging positions at any time in the future without notice.

Open Swap Positions as of January 27, 2009

	Natural Gas		Oil
Year	% Hedged	$ NYMEX	% Hedged	$ NYMEX
2009 Total	42%	7.87	48%	81.19
2010 Total	37%	9.44	37%	90.25

Open Natural Gas Collar Positions as of January 27, 2009

		Average	Average
		Floor	Ceiling
Year	% Hedged	$ NYMEX	$ NYMEX
2009 Total	40%	7.32	8.98
2010 Total	12%	6.41	8.84

Certain open natural gas swap positions include knockout swaps with knockout provisions at prices ranging from $5.90 to $6.50 per mcf covering 13 bcf in 2009 and from $5.45 to $6.75 per mcf covering 241 bcf in 2010.  Certain open natural gas collar positions include three-way collars that include written put options with strike prices ranging from $5.00 to $6.00 per mcf covering 101 bcf in 2009 and at $6.00 per mcf covering 4 bcf in 2010.  Also, certain open oil swap positions include cap-swaps and knockout swaps with provisions limiting the counterparty’s exposure below prices ranging from $50 to $60 per bbl covering 6 mmbbls in 2009 and below $60 per bbl covering 5 mmbbls in 2010.  As of January 23, 2009, Chesapeake’s natural gas and oil hedging positions with a diversified group of 16 different counterparties had a positive mark-to-market value of approximately $1.7 billion.

Management Comments

Aubrey K. McClendon, Chesapeake’s Chief Executive Officer, commented, “We are pleased to report solid proved reserve and production growth for 2008 even after selling approximately 740 bcfe of proved reserves and 240 mmcfe per day of production in various asset monetization transactions since year-end 2007.  We look forward to delivering further growth in 2009, as we continue to experience strong results in all of our “Big 4” shale plays – the Barnett, Haynesville, Fayetteville and Marcellus.

“In addition, we have added further downside protection to our attractive natural gas and oil hedging positions and ended 2008 with approximately $1.75 billion in cash and cash equivalents on hand.  We will continue to carefully manage our corporate liquidity and capital spending levels to protect value and safely navigate the current challenging economic environment.”

Chesapeake Energy Corporation is the largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Barnett Shale, Haynesville Shale, Fayetteville Shale, Marcellus Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States. Further information is available at www.chk.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements give our current expectations or forecasts of future events. Although we believe our expectations and forecasts are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described in “Risk Factors” in the Prospectus we filed with the U.S. Securities and Exchange Commission on December 15, 2008.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.